SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 12, 2005
Date of Report (Date of earliest event reported)

Livestar Entertainment Group Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27233	98-0204736
(Commission File Number)	(IRS Employer Identification No.)

62 West 8th Avenue, 4th Floor, Vancouver, British Columbia, Canada V5Y 1M7
(address of principal executive offices)

(604) 682-6541
(Registrant’s telephone number, including area code)

Item 3.02 Unregistered Sales of Equity Securities.

On January 12, 2005, the registrant issued 6,285,389 common shares at $0.0013/share (the “Shares”) each to 6 individuals for the reduction of $8170.97 of debt owed to each of the individuals by the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Livestar Entertainment Group Inc.
Date: January 18, 2005	By: /s/ Ray Hawkins
Ray Hawkins
Chief Executive Officer